I UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  September 27, 2010

The Empire Sports & Entertainment Holdings Co.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Greene Street, Suite 403 New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 208-4472

Excel Global, Inc.
816 South Robertson Blvd., Los Angeles, CA 90035
_________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 22, 2010, the Board of Directors of The Empire Sports & Entertainment Holdings Co., f/k/a Excel Global, Inc. (the “Company”) approved the amendment and restatement of both its Articles of Incorporation and Bylaws in order to, among other things, change the name of the Company from “Excel Global, Inc.” to “The Empire Sports & Entertainment Holdings Co.”

On September 22, 2010, stockholders representing the requisite number of votes necessary to approve the adoption of the Amended and Restated Articles of Incorporation took action via written consent, approving the Amended and Restated Articles of Incorporation. On September 27, 2010, the Company filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada.

Item 8.01	Other Events

On September 22, 2010, the Board of Directors of the Company declared a dividend of an additional 1.51380043 shares of its common stock on each share of its common stock outstanding on September 22, 2010.  The record date for issuance of the dividend is September 26, 2010 for holders of record of the Company’s securities as of September 26, 2010.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 4, 2010

THE EMPIRE SPORTS & ENTERTAINMENT
HOLDINGS CO.

By	/s/ Gregory D. Cohen
Name: Gregory D. Cohen
Title: President, Chief Operating Officer &
Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws